                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             GLOBAL CROSSING LTD.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:
Reg. (S) 240.14a-101.

SEC 1913 (3-99)

April 27, 2001

Dear Shareholder:

  The Board of Directors cordially invites you to attend the 2001 Annual General Meeting of Shareholders, which will be held at 10:00 a.m., local time, on June 13, 2001 at Equitable Center, 787 Seventh Avenue, New York, New York.

  The Notice of 2001 Annual General Meeting and proxy statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report on Form 10-K for the year ended December 31, 2000 is also enclosed.

  It is important that your shares be represented at the Annual General Meeting, whether or not you plan to attend the meeting in person. Please complete, sign and date the enclosed proxy card and return it in the accompanying prepaid envelope to ensure that your shares will be represented at the meeting.

  Thank you for your continued support.

                                          GARY WINNICK
                                          Chairman of the Board of Directors

                             (Global Crossing Logo)

                               ----------------

             Notice of 2001 Annual General Meeting of Shareholders

                               ----------------

  The 2001 Annual General Meeting of Shareholders (the "annual meeting") of Global Crossing Ltd. will be held at Equitable Center, 787 Seventh Avenue, New York, New York, on June 13, 2001, at 10:00 a.m., local time, for the following purposes:

  To receive the report of the independent auditors of Global Crossing and the financial statements for the year ended December 31, 2000 and to take the following actions:

  1. To elect three Class B directors for a term expiring at the 2004 Annual General Meeting of Shareholders;

  2. To appoint Arthur Andersen as independent auditors of Global Crossing for the year ending December 31, 2001 and to authorize the Board of Directors to determine their remuneration;

  3. To consider and act upon a proposal to amend the 1998 Global Crossing Ltd. Stock Incentive Plan to increase the number of authorized shares of Global Crossing common stock reserved for issuance under that plan; and

  4. To transact any other business that may properly come before the annual meeting and any adjournment or postponement of the meeting.

  Only shareholders of record at the close of business on April 17, 2001, which has been fixed as the record date for receiving notice of and voting at the annual meeting, are entitled to receive this notice and to vote at the annual meeting.

  It is important that your shares be represented at the annual meeting. Whether or not you expect to attend the annual meeting, please vote by completing, signing and dating the enclosed proxy card and returning it promptly in the reply envelope provided.

                                          By order of the Board of Directors,

                                          /s/ Mitchell C. Sussis
                                          MITCHELL C. SUSSIS
                                          Secretary

April 27, 2001

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

  The Board of Directors of Global Crossing Ltd. is soliciting your proxy for use at the Annual General Meeting of Shareholders to be held on June 13, 2001 (the "annual meeting"). These proxy materials are being mailed to shareholders beginning on or about April 27, 2001. In this proxy statement, the "Company," "we," "us" and "our" refer to Global Crossing Ltd. Our principal executive offices are located at Wessex House, 45 Reid Street, Hamilton HM12, Bermuda. Our telephone number is 441-296-8600. You may visit us at our website located at www.globalcrossing.com.

Date, Time and Place

  We will hold the Annual General Meeting at Equitable Center, 787 Seventh Avenue, New York, New York, on June 13, 2001 at 10:00 a.m., local time, subject to any adjournments or postponements.

Who Can Vote; Votes Per Share

  Shareholders of record at the close of business on April 17, 2001 are eligible to vote at the meeting. As of the close of business on that date, we had outstanding 886,195,958 shares of common stock.

  Each share entitled to vote on any given matter, other than shares held by holders of shares representing greater than 9.5% of the total votes cast on that matter (whose voting power will be limited as described in the next two paragraphs), will be entitled to one vote on such matter plus any additional votes on such matter that may be allocated to such share based on a formula contained in our bye-laws and described in the next two paragraphs.

  For purposes of the following discussion, when we refer to "Controlled Shares" we mean, among other things, all shares of our common stock that a shareholder is deemed (1) to own directly, indirectly or constructively pursuant to Section 958 of the Internal Revenue Code or (2) to own beneficially directly or indirectly as a result of the possession of sole or shared voting power within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations under that act.

  Under our bye-laws, each share of common stock will have one vote on each matter, except that if and so long as the Controlled Shares of any shareholder (or group of shareholders) constitute more than 9.5% of the voting power of all shares voting on such matter, then the voting rights with respect to the Controlled Shares voted by that shareholder (or group) on such matter will generally be limited, in the aggregate, to a voting power of 9.5%, based on a formula contained in the bye-laws. The additional votes that could be cast on such matter by that shareholder (or group) if there were no restrictions on voting rights will be allocated to the other holders of common stock represented at the meeting, pro rata based on their number of shares of common stock. However, no shareholder (or group of shareholders) that has been allocated any additional votes may exceed the limitation on voting rights as a result of that allocation.

  Assuming every share of our common stock outstanding on the record date were voted on each matter at the annual meeting, each such share would be entitled to exactly one vote since on the record date no shareholder (or group of shareholders) owned Controlled Shares constituting more than 9.5% of the aggregate voting power of all shares of common stock then outstanding. However, if, for example, only 80% of the shares of our common stock outstanding on the record date were voted on a given matter, and assuming that such voting shares included all of the Controlled Shares of our largest shareholder, then each share voting on such matter, other than those owned by our largest shareholder, would be entitled to approximately 1.17 votes on such matter.

Quorum and Voting Requirements

  The presence in person or by proxy of at least two shareholders entitled to vote and holding shares representing more than 50% of the votes of all outstanding shares of our common stock will constitute a quorum at the annual meeting. Abstentions and broker "non-votes" are counted for purposes of establishing a quorum. A broker "non-vote" occurs when a nominee (such as a broker) holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

  Approval of each of the proposals requires the affirmative vote of at least a majority of the votes cast. Abstentions and broker "non-votes" will not affect the voting results, although they will have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated. Approval of Proposal No. 3 (regarding the 1998 Global Crossing Ltd. Stock Incentive Plan) additionally requires that a majority of the outstanding shares on April 17, 2001 actually cast votes on the matter. Abstentions and broker "non-votes," if any, will have the practical effect of reducing the likelihood that this requirement will be satisfied.

How to Vote

  If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you are the shareholder of record, you may either vote in person at the meeting or by proxy. All shares of our common stock represented by a proxy that is properly executed by the shareholder of record and received by our transfer agent, EquiServe, by June 12, 2001, will be voted as specified in the proxy, unless validly revoked as described below. If you return a proxy by mail and do not specify your vote, your shares will be voted as recommended by the Board of Directors.

  As an alternative to appointing a proxy, a shareholder that is a corporation may appoint any person to act as its representative by delivering written evidence of that appointment, which must be received at our principal executive offices not later than one hour before the time fixed for the beginning of the meeting. A representative so appointed may exercise the same powers, including voting rights, as the appointing corporation could exercise if it were an individual shareholder.

  The Board of Directors is not currently aware of any business that will be brought before the annual meeting other than the proposals described in this proxy statement. If, however, other matters are properly brought before the annual meeting or any adjournment or postponement of the meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

Revocation of Proxies

  You may revoke your proxy at any time before it is voted (1) by so notifying the Secretary of the Company in writing at the address of our principal executive offices not less than one hour before the time fixed for the beginning of the meeting, (2) by signing and dating a new and different proxy card or (3) by voting your shares in person or by an appointed agent or representative at the meeting. You cannot revoke your proxy merely by attending the annual meeting.

Proxy Solicitation

  We will bear the costs of soliciting proxies from the holders of our common stock. Proxies will initially be solicited by us by mail, but directors, officers and selected other employees of the Company may also solicit proxies by personal interview, telephone or e-mail. Directors, executive officers and any other employees who solicit proxies will not be specially compensated for those services, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners. We have retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies. Corporate Investor Communications will receive customary fees and expense reimbursement for its services. Our transfer agent, EquiServe, has agreed to assist us in connection with the tabulation of proxies.

2000 Audited Financial Statements

  Under our bye-laws and Bermuda law, audited financial statements must be presented to shareholders at an annual general meeting of shareholders. To fulfill this requirement, we will present at the annual meeting audited consolidated financial statements for the fiscal year 2000. Copies of those financial statements are included in our Annual Report on Form 10-K, which is being mailed to shareholders together with this proxy statement. Representatives of Arthur Andersen, the Company's independent auditors, will be present at the annual meeting and available to respond to appropriate questions.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The members of our Board of Directors are classified into three classes, one of which is elected at each Annual General Meeting of Shareholders to hold office for a three-year term. The Board of Directors has nominated Lodwrick M. Cook, Eric Hippeau and Geoffrey J.W. Kent for election as Class B directors at the 2001 annual meeting for a three-year term expiring at the 2004 Annual General Meeting of Shareholders.

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

  Except where otherwise instructed, proxies will be voted for election of all the nominees. Should any nominee be unwilling or unable to serve as a director, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election of another person designated by the Board, unless the Board chooses to reduce the number of directors constituting the full Board.

                        DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the names, ages and positions of our executive officers, director nominees and directors whose term of office will continue after the annual meeting. Additional biographical information concerning these individuals is provided in the text following the table.

 Name                     Age Position
 ----                     --- --------
 Gary Winnick............  53 Chairman of the Board and Director
 Lodwrick M. Cook........  72 Co-Chairman of the Board and Director; Chairman,
                              Global Marine Systems
 Thomas J. Casey.........  49 Vice Chairman of the Board, Chief Executive
                              Officer and Director
 Mark Attanasio..........  43 Director
 Norman Brownstein.......  57 Director
 Joseph P. Clayton.......  51 Director; President and Chief Executive Officer,
                              Global Crossing North America
 William S. Cohen........  60 Director
 William E. Conway, Jr...  51 Director
 Eric Hippeau............  49 Director
 Geoffrey J.W. Kent......  58 Director
 Maria Elena Lagomasino..  52 Director
 Gary A. Cohen...........  44 President and Chief Operating Officer, Global
                              Crossing Solutions
 Dan J. Cohrs............  48 Executive Vice President & Chief Financial
                              Officer
 John L. Comparin........  48 Executive Vice President, Human Resources
 S. Wallace Dawson, Jr...  55 Executive Vice President, Global Network
 James C. Gorton.........  39 Executive Vice President & General Counsel
 Joseph P. Perrone.......  52 Executive Vice President, Finance
 David A. Walsh..........  39 President & Chief Operating Officer

Class B Director Nominees for Terms Expiring at the 2004 Annual General Meeting

  Lodwrick M. Cook--Mr. Cook has been Co-Chairman of the Board of Global Crossing since April 1998 and Vice Chairman and Managing Director of Pacific Capital Group, Inc. ("PCG"), a leading merchant bank specializing in telecommunications, media and technology and having a substantial equity investment in Global Crossing, since 1997. He became Chairman of Global Marine Systems, a wholly owned subsidiary of Global Crossing, in July 1999 and Co-Chairman of Asia Global Crossing Ltd. in April 2000. Prior to joining PCG,
Mr. Cook spent 39 years at Atlantic Richfield Co., last serving as Chairman and Chief Executive Officer from 1986 to 1995, when he became Chairman Emeritus. Mr. Cook is also a Director of Litex, Inc., 911 Notify and Asia Global Crossing Ltd.

  Eric Hippeau--Mr. Hippeau, a Director of Global Crossing since September 1999, has been President and Executive Managing Director of Softbank International Ventures since mid-2000. Prior thereto, he was Chairman and Chief Executive Officer of Ziff-Davis Inc. from December 1993. He is also a director of CNET, Yahoo!, Inc., Electron Economy, diamonds.com, Starwood Hotels and Resorts Worldwide, Inc. and Asia Global Crossing Ltd.

  Geoffrey J.W. Kent--Mr. Kent has been a Director of Global Crossing since August 1998. He is Chairman and Chief Executive Officer of the Abercrombie & Kent group of companies in the travel-related services industry, and has been associated with these companies since 1967. He is also a director of Asia Global Crossing Ltd.

Class C Directors with Terms Expiring at the 2002 Annual General Meeting

  Joseph P. Clayton--Mr. Clayton has been a Director of Global Crossing since September 1999 and has also served as President and Chief Executive Officer, Global Crossing North America since that time. Mr. Clayton was also Vice Chairman of Global Crossing from September 1999 to March 2000. Prior to the merger with Global Crossing, Mr. Clayton was Chief Executive Officer of Frontier Corporation since August 1997, having served as Frontier's President and Chief Operating Officer from June 1997 to August 1997. Prior thereto, he was Executive Vice President, Marketing and Sales--Americas and Asia, Thomson Consumer Electronics, a worldwide leader in the consumer electronics industry. He is also a director of The Good Guys, E. W. Scripps, and Asia Global Crossing Ltd.

  William S. Cohen--Secretary Cohen has been a Director of Global Crossing since April 2001. He has been Chairman of the Board and Chief Executive Officer of The Cohen Group, a strategic business consulting firm, since January 2001. Additionally, he is a co-director at Empower America, a prominent public policy advocacy group, as well as Chairman of the William S. Cohen Center for International Policy and Commerce at the University of Maine. From January 1997 through January 2001, he was Secretary of Defense in the Clinton Administration. Prior thereto, he was a three-term United States Senator after having served three terms in the U. S. House of Representatives. He authored or co-authored nine books during his Congressional career. He also serves on the board of directors of Cendant Corporation and Asia Global Crossing Ltd.

  Maria Elena Lagomasino--Ms. Lagomasino has been a Director of Global Crossing since April 2001. As co-head of the JP Morgan Private Bank, she oversees one of the largest providers of wealth management services worldwide. Ms. Lagomasino joined The Chase Manhattan Bank in 1983 and was appointed Global Private Bank Executive in November 1997. Ms. Lagomasino also serves on the board of directors of Philips-Van Heusen Corporation, Avon Products, Inc. and Asia Global Crossing Ltd. and is on the board of trustees of the Synergos Institute. Ms. Lagomasino is a member of The Committee of 200. She was inducted into the Academy of Women Achievers, Class of 1992, by the YWCA/NYC.

  Gary Winnick--Mr. Winnick, founder of Global Crossing, has been Chairman of the Board of Global Crossing since March 1997. Mr. Winnick is the founder and has been the Chairman and Chief Executive Officer of PCG since 1985. Mr. Winnick has also served as Chairman of the Board of Asia Global Crossing Ltd. since September 1999. Mr. Winnick serves on numerous national and international philanthropic boards, including the Museum of Modern Art in New York and the Simon Wiesenthal Center, headquartered in Los Angeles. Mr. Winnick also serves on the national board of advisors for J.P. Morgan Chase & Co.

Class A Directors with Terms Expiring at the 2003 Annual General Meeting

  Mark L. Attanasio--Mr. Attanasio, a Director of Global Crossing since February 2001, has been a Group Managing Director of Trust Company of the West, an independent trust company, since 1995. He is a member of the TCW Group, Inc.'s Board of Directors and oversees the firm's investment management activities in below-investment-grade securities and special situations. Mr. Attanasio is also a director of TCW Asset Management Company, and is a member of the board of trustees of the Brown University Third Century Fund, which invests a portion of the University's endowment. He also serves as a director of Asia Global Crossing Ltd.

  Norman Brownstein--Mr. Brownstein, a Director of Global Crossing since May 2000, is Chairman of the Board of the legal firm Brownstein Hyatt & Farber, P.C., a position he has held since 1986. Mr. Brownstein is a Presidential appointee of the U.S. Holocaust Memorial Council, a director of the National Jewish Center for Immunology and Respiratory Medicine, a Trustee of the Simon Wiesenthal Center, and a Vice President of the American Israel Public Affairs Committee. He also serves as a director of Wyndham International and Asia Global Crossing Ltd.

  Thomas J. Casey--Mr. Casey was named Chief Executive Officer of Global Crossing in October 2000. He has also been Vice Chairman and a Director since December 1998, after having been appointed Managing Director of Global Crossing in September 1998. Mr. Casey also serves as Vice Chairman of the Board and Director--Strategy and Business Development for Asia Global Crossing Ltd. From 1998 through October 2000, Mr. Casey also served as president of PCG. Prior thereto, Mr. Casey was co-head of Merrill Lynch & Co.'s Global Communications Investment Banking Group for three years. From 1990 to 1995, Mr. Casey was a partner and co-head of the telecommunications and media group of the law firm of Skadden, Arps, Slate, Meagher and Flom. Mr. Casey is also a director of Exodus Communications, Inc. and Asia Global Crossing Ltd.

  William E. Conway, Jr.--Mr. Conway, a Director of Global Crossing since August 1998, was a founder and has been a managing director of The Carlyle Group, a private global investment firm, since 1987. Prior thereto, Mr. Conway had been Senior Vice President and Chief Financial Officer of MCI Communications Corporation. Mr. Conway also serves as Chairman of the Board of Nextel Communications, Inc. and a director of Nextel International and Asia Global Crossing Ltd.

Other Executive Officers of the Company

  Gary A. Cohen--Mr. Cohen became President and Chief Executive Officer, Global Crossing Solutions, in December 2000, after having served as Global Crossing's Chief Operating Officer since May 2000. From July 1999 until May 2000, Mr. Cohen was general manager of IBM Global Telecommunications Industry, International Business Machines, Inc.'s business in the telecommunications service provider, telecommunications equipment supplier, and broadband distribution industries worldwide. From 1997 until July 1999, Mr. Cohen was vice president of IBM's Communications Sector, Asia Pacific. Prior thereto,
Mr. Cohen served as vice president of marketing for IBM's Internet Division, having held various positions of increasing responsibility at IBM since joining that company in 1978.

  Dan J. Cohrs--Mr. Cohrs became Executive Vice President & Chief Financial Officer in December 2000 after having served as Senior Vice President & Chief Financial Officer since May 1998. From 1993 to 1998, Mr. Cohrs was affiliated with GTE Corporation, rising to the position of Vice President and Chief Planning and Development Officer in 1997.

  John L. Comparin--Mr. Comparin became Executive Vice President, Human Resources in December 2000 after having served as Senior Vice President, Human Resources since August 1999. Prior thereto, Mr. Comparin had been Senior Vice President--Human Resources of ALLTEL Corporation, an information technology company that provides wireline and wireless communications and information services, since 1990.

  S. Wallace Dawson, Jr.--Mr. Dawson became Executive Vice President, Global Network in December 2000 after having served as Chief Executive Officer of Atlantic Crossing Ltd., a subsidiary of the Company, since August 1998. Prior to joining Global Crossing in September 1997, Mr. Dawson was associated with AT&T Long Lines where he held several management positions for the development, implementation and operation of Switched Services and Data Networking Services. His work at AT&T included a wide range of management positions in the planning and implementation of undersea systems leading to having overall responsibility for implementation of all submarine cable projects at AT&T-Submarine Systems, Inc.

  James C. Gorton--Mr. Gorton became Executive Vice President & General Counsel in December 2000 after having served as Senior Vice President & General Counsel since July 1998. Mr. Gorton was also Secretary of Global Crossing from August 1998 through September 1999. From 1994 to 1998, Mr. Gorton was a partner in the New York law firm of Simpson Thacher & Bartlett. He is a Board Member of Public Counsel, The Public Interest Law Office of the Los Angeles County and Beverly Hills Bar Associations.

  Joseph P. Perrone--Mr. Perrone became Executive Vice President, Finance in December 2000 after having served as Senior Vice President, Finance since May 2000. Prior thereto, Mr. Perrone had served as a senior partner in Arthur Andersen's Communications, Media, and Entertainment Practice, having been a partner at Arthur Andersen since 1981.

  David Walsh--Mr. Walsh became President & Chief Operating Officer in December 2000, after having served as Co-Chief Operating Officer--Sales and Marketing since the completion of Global Crossing's acquisition of IXnet, Inc. and IPC Communications, Inc. in June 2000. Mr. Walsh founded IXnet in 1993. He had been chief executive officer of IXnet and IPC prior to the acquisition.

                         BOARD MEETINGS AND COMMITTEES

  The Board of Directors held six regularly scheduled meetings and ten special meetings in 2000. No director attended fewer than 75% of the aggregate of all meetings of the Board and of the committees of the Board on which he or she served, other than Geoffrey Kent. Mr. Kent attended all regularly scheduled Board meetings and 73.5% of the aggregate of all regular and special Board and applicable committee meetings.

  The four standing committees of the Board are the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee. These committees are described in the following paragraphs.

Audit Committee

  The Audit Committee consists of Messrs. Conway (chairman) and Hippeau and, effective April 2001, Ms. Lagomasino, each of whom is "independent" as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards. Prior to April 2001, Mr. Kent was also a member of the Audit Committee. The Audit Committee held six meetings during 2000. The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities relating to financial information that will be provided to our shareholders and others, our systems of internal controls, and the audit process. In fulfilling this purpose, the Committee performs the functions specified in the Audit Committee Charter attached as Annex A to this proxy statement.

Report of the Audit Committee

  Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for examining those statements. In connection with the preparation of the

December 31, 2000 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (as amended by Statement on Auditing Standards No. 90); (3) discussed with the auditors the auditors' independence from management and the Company, including the disclosures required by Independence Standards Board Standard No. 1; and (4) considered the compatibility of non-audit services with the auditors' independence.

  Based upon these reviews and discussions, the Audit Committee recommended, and the Board of Directors approved, that the Company's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended, subject to shareholder approval, the appointment of Arthur Andersen as independent auditors for the fiscal year ending December 31, 2001, and the Board concurred in such recommendation.

                                          THE AUDIT COMMITTEE
                                          William E. Conway, Jr., Chairman
                                          Eric Hippeau
                                          Geoffrey J.W. Kent

Principal Accounting Firm Fees

  The following table sets forth the fees billed to the Company for the fiscal year ended December 31, 2000 by our principal accounting firm, Arthur Andersen:

      Audit Fees.................................................. $ 2,265,000
      Financial Information Systems Design and Implementation
       Fees....................................................... $         0
      All Other Fees*............................................. $11,960,000

--------
* Includes fees for tax planning and compliance, review of SEC registration statements, accounting consultations, statutory audits, business consulting and other non-audit services.

Compensation Committee

  The Compensation Committee consists of Mr. Kent (chairman), Mr. Attanasio and, effective April 2001, Mr. William Cohen. The Compensation Committee held twelve meetings during 2000. The primary purpose of the Compensation Committee is to assist the Board in its oversight responsibility regarding executive compensation, employee benefits, management development and succession, and significant human resources issues. In fulfilling this purpose, the Committee performs the following functions:

  . Recommends to the Board the target compensation for the Chairman, the Co-Chairman and the Chief Executive Officer.

  . Sets compensation for the Company's other executive officers and for other designated members of senior management.

  . Acts in an advisory capacity regarding compensation guidelines for key employees other than the designated executives.

  . Establishes and administers performance goals for compensation intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, and certifies whether such performance goals have been obtained.

  . Publishes an annual report to shareholders on compensation of executive officers.

  . Oversees administration of all stock-based incentive plans and authorizes all grants of stock options and other stock-based incentives to the designated executives and other employees, directors, and consultants.

  . When deemed necessary or desirable by the Committee, adopts or amends employee benefit plans or recommends that the Board do so, and oversees administration of all employee benefit plans in which the Committee or the Board is named as a plan administrator or fiduciary.

  . Administers a periodic evaluation by the Board of the performance of the Chief Executive Officer and reviews management's evaluation of the performance of other designated executives.

  . Periodically reviews management's succession and management development plans.

  . Reviews significant human resources issues such as workforce diversity and corporate culture.

Nominating Committee

  The Nominating Committee consists of Messrs. Cook (chairman), William Cohen, Hippeau and Brownstein. The Nominating Committee held two meetings during 2000. The Nominating Committee reviews the qualifications of director candidates and recommends candidates to the Board, and recommends to the Board criteria regarding the composition and size of the Board. Although the Nominating Committee has not adopted formal procedures for the submission of shareholders' recommendations for nominees for Board membership, such recommendations may be made by submitting the names and other pertinent information in writing to:
Lodwrick M. Cook, Chairman of the Nominating Committee, c/o Global Crossing Ltd., 360 North Crescent Drive, Beverly Hills, California 90210.

Executive Committee

  The Executive Committee consists of Messrs. Winnick (chairman), Attanasio, Casey, Conway and Cook. The Executive Committee held two meetings during 2000. With certain exceptions, the Executive Committee may exercise all the powers of the Board of Directors when the Board is not in session.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

Global Crossing Ltd. Common Stock

  The following table sets forth, as of April 2, 2001, certain information regarding the beneficial ownership of our common stock by (1) each person or entity who is known by us to beneficially own 5% or more of our voting common stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation table below and (4) all of our directors and executive officers as a group. To our knowledge, each such shareholder has sole voting and investment power with respect to the shares shown, unless otherwise noted. For purposes of this table, an individual is deemed to have sole beneficial ownership of securities owned jointly with such individual's spouse. Amounts appearing in the table below include (1) all shares of common stock outstanding as of April 2, 2001, (2) all shares of common stock issuable upon the exercise of options within 60 days of April 2, 2001 and (3) all shares of common stock issuable upon the exercise of warrants within 60 days of April 2, 2001. The warrants designated below as "New PCG Warrants" and "GCL Warrants" each represent the immediate right to purchase shares of our common stock at an exercise price of $9.50 per share.

                                 Beneficial Ownership of Common Stock
                         -----------------------------------------------------
                                       Shares    Shares
                                     Subject to  Subject    Shares
                          Number of   New PCG    to GCL   Subject to  Percent
                         Shares (1)   Warrants  Warrants  Options (2) of Class
                         ----------- ---------- --------- ----------- --------
Pacific Capital Group,
 Inc. (3) .............   78,906,648 6,050,004  2,515,788          0    9.78%
 360 North Crescent
 Drive
 Beverly Hills,
 California 90210
Winnick, Gary (4)......   78,906,648 6,050,004  2,515,788  1,950,000    9.97%
Cook, Lodwrick M. (5)..    3,263,689   950,002          0    659,147      *
Casey, Thomas J. (6)...      422,749         0          0  3,206,666      *
Clayton, Joseph P.
 (7)...................      542,800         0          0  1,556,666      *
Cohen, Gary............        5,000         0          0    500,000      *
Attanasio, Mark L......            0         0          0     30,000      *
Brownstein, Norman.....      101,161         0          0    534,163      *
Conway, William E., Jr.
 (8)...................      168,296         0          0          0      *
Hippeau, Eric..........       35,895         0          0     87,300      *
Kent, Geoffrey J.W. ...            0         0          0    120,000      *
Lee, David (9).........   18,250,014 1,825,002    663,456          0    2.33%
Scanlon, John M. (10)..      828,560         0          0  2,044,805      *
All Directors and
 Executive Officers as
 a Group...............  104,251,059 8,825,008  3,179,244 15,574,809   14.43%

--------
  *Percentage of shares beneficially owned does not exceed one percent.
 (1) As of April 2, 2001, 886,051,031 shares of common stock were issued and outstanding.
 (2) Represents stock options issued under the Company's stock option plans.
 (3) Includes 63,408,375 shares of common stock and 2,515,788 common stock warrants owned and managed by GKW Unified Holdings, a company formed for the benefit of Mr. Winnick and members of his family and managed by Pacific Capital Group, Inc. ("PCG"), which thereby shares investment and voting power over such shares.
 (4) Includes all shares and warrants beneficially owned by PCG, a company controlled by Mr. Winnick.
 (5) Includes 2,000,000 shares of common stock owned by the Cook Family Trust dated September 16, 1991, a trust formed for the benefit of Lodwrick Cook and members of his family. Mr. Cook is a trustee of the Trust and in such capacity shares investment and voting power over such shares.
 (6) Includes 422,749 shares of common stock owned by Casey Global Holdings LLC, which is managed by Global Crossing in such a manner that Mr. Casey shares investment and voting power over such shares.
 (7) Includes (a) 10,250 shares of common stock owned by the Joseph P. & Janet
     A. Clayton Charitable Remainder Unitrust in which Mr. Clayton shares investment and voting power, and (b) 25,125 shares of common stock owned by various trusts formed for the benefit of Mr. Clayton's family, for which Mr. Clayton is trustee and in such capacity shares investment and voting power over such shares.

 (8) Includes 45,094 shares of common stock owned by Stupar Holdings Corp., a corporation for which William Conway is the controlling shareholder.
 (9) Includes (a) 10,413,978 shares of common stock and common stock issuable upon the exercise of warrants owned by San Pasqual Corp., a corporation of which Mr. Lee and his family are the sole shareholders and over whose portfolio securities Mr. Lee shares investment and voting power, and
     (b) 4,138,542 shares of common stock and common stock issuable upon the exercise of warrants owned by the David and Ellen Lee Family Trust, of which Mr. Lee is a trustee and in such capacity shares investment and voting power over such shares. Mr. Lee is not standing for reelection as a director at the 2001 annual meeting.
(10) Includes 810,722 shares of common stock and common stock options held by The Scanlon Limited Partnership, a partnership in which Mr. Scanlon shares investment and voting control. Mr. Scanlon is not standing for reelection as a director at the 2001 annual meeting.

Asia Global Crossing Ltd. Common Stock

  Our subsidiary, Asia Global Crossing Ltd., has two classes of common stock outstanding: Class A common stock and Class B common stock. The Class A common stock is entitled to one vote per share. The Class B common stock is entitled to 10 votes per share and is convertible into Class A common stock on a one-for-one basis. The following table sets forth, as of April 23, 2001, certain information regarding the beneficial ownership of Asia Global Crossing Ltd.'s common stock by (1) each person or entity who is known by us to own beneficially 5% or more of such voting common stock, (2) each of our directors,
(3) each of our executive officers named in the Summary Compensation table below and (4) all of our directors and executive officers as a group. To our knowledge, each such shareholder has sole voting and investment power with respect to the shares shown, unless otherwise noted. For purposes of this table, an individual is deemed to have sole beneficial ownership of securities owned jointly with such individual's spouse. Amounts appearing in the table below include (1) all shares of common stock outstanding as of April 23, 2001 and (2) all shares of common stock issuable upon the exercise of options within 60 days of April 23, 2001.

                                         Beneficial Ownership of Common Stock
                                         -------------------------------------
                                           No. of    Shares Subject    % of
                                           Shares    to Options (1) all Shares
                                         ----------- -------------- ----------
   Global Crossing Ltd. (Class B common
    stock) (2).........................  315,625,125           0       56.9%
   Microsoft Corp. (Class B common
    stock).............................   85,500,000           0       15.4
    One Microsoft Way
    Redmond, WA 98052
   Softbank Corp. (Class B common
    stock).............................   85,500,000           0       15.4
    24-1 Nihonbashi-Hakozaki-cho, Chuo-
    ku,
    Tokyo 103 Japan
   Winnick, Gary (3)(4)................  317,625,125   1,333,334       57.4
   Cook, Lodwrick M. (3)...............  315,925,125     666,667       57.1
   Casey, Thomas J. (3)................  315,825,125     666,667       57.0
   Clayton, Joseph P. (3)..............  315,765,125           0       57.0
   Cohen, Gary (3).....................  315,625,125           0       56.9
   Attanasio, Mark L. (3)..............  315,625,125           0       56.9
   Brownstein, Norman (3)..............  315,700,125           0       57.0
   Conway, William E., Jr. (3).........  315,665,125           0       57.0
   Hippeau, Eric (3)(5)................  401,125,625           0       72.4
   Kent, Geoffrey J.W. (3).............  315,625,125           0       56.9
   Lee, David (3)(6)...................  315,625,125           0       56.9
   Scanlon, John M. (3)(6)(7)..........  315,625,125     500,000       57.0
   All Directors and Executive Officers
    as a Group.........................  403,918,125   3,166,668       73.0%
                                         -----------   ---------       ----

--------
(1) Represents stock options issued under the Asia Global Crossing Ltd. 2000 Stock Incentive Plan.

(2) In connection with an option we granted to The Goldman Sachs Group at the time of Asia Global Crossing Ltd.'s initial public offering, our percentage ownership in Asia Global Crossing would decrease by up to 1.0%.
(3) Includes 315,625,125 shares of common stock beneficially owned by us. As a director and/or an executive officer of the Company, this individual may be deemed to beneficially own such shares, although such individual disclaims beneficial ownership thereof.
(4) Includes 2,000,000 shares of common stock beneficially owned by PCG, a company controlled by Mr. Winnick.
(5) Includes 85,500,000 shares beneficially owned by Softbank. As an executive officer of Softbank, Mr. Hippeau may be deemed to beneficially own such shares, although he disclaims beneficial ownership thereof.
(6) Messrs. Lee and Scanlon are not standing for reelection as directors at the 2001 annual meeting.
(7) Includes 300,000 common stock options held by The Scanlon Limited Partnership, a partnership in which Mr. Scanlon shares investment and voting control.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Since the beginning of 2000, we entered into the transactions described below with certain of our directors, executive officers and affiliates.

Transactions with Pacific Capital Group and its Affiliates

  Pacific Capital Group, Inc. ("PCG") is a leading merchant bank specializing in telecommunications, media and technology and having a substantial equity investment in the Company. PCG is controlled by Gary Winnick, Chairman of the Board of the Company, and some of our other officers and directors either currently are or at one time were affiliated with PCG, including Lodwrick Cook, Thomas Casey and David Lee.

  In 1999, we entered into a lease with North Crescent Realty V, LLC, which is managed by and affiliated with PCG, with respect to our Beverly Hills, California executive offices. We engaged an independent real estate consultant to review the terms of our occupancy of the building, and the consultant found the terms to be consistent with market terms and conditions and the product of an arm's length negotiation. During 2000, we made payments under this lease in the amount of approximately $400,000 per month. From January 2000 through September 2000 and October 2000 through December 2000, PCG subleased from us 12,000 and 6,000 square feet, respectively, of the property covered by the lease. Total sublease payments during 2000 were approximately $429,000.

  PCG has fractional ownership interests in certain aircraft used by the Company. The Company reimburses PCG for PCG's cost of maintaining these ownership interests such that PCG realizes no profit from the relationship. During 2000, PCG billed the Company approximately $270,000 under this arrangement.

  In March 2000, we entered into a ten year lease of an aircraft that had previously been owned by WINCO Aviation, a company controlled by Gary Winnick (through PCG) and Lodwrick Cook. A commercial equipment financing company purchased the aircraft from WINCO Aviation and then leased the aircraft to us on standard commercial terms. The purchase price of the aircraft was approximately $12,500,000, which is the amount WINCO Aviation paid for the aircraft, before transactions costs, when WINCO Aviation first acquired the aircraft in August 1999. As supported by two independent appraisals obtained by us, the fair market value of the aircraft was in excess of the purchase price. Prior to the commencement of the lease in March 2000, we paid WINCO Aviation approximately $628,000 for private charter services for the use of this aircraft.

Relationship with Softbank

  Eric Hippeau, a director of the Company, is President & Executive Managing Director of Softbank International Ventures, a subsidiary of Softbank Corp., which is an investor in our Asia Global Crossing Ltd. subsidiary ("AGC"). Mr. Hippeau is Softbank's representative on the AGC board of directors. AGC intends to be a leading pan-Asian telecommunications carrier providing Internet, data and voice services to wholesale and business customers. In exchange for a majority interest, in November 1999 we contributed to AGC our development rights in two subsea cable systems, East Asia Crossing and Pacific Crossing-1. Softbank and Microsoft each contributed $175,000,000 in cash. In addition, Softbank and Microsoft committed to make a total of at least $200,000,000 in capacity purchases on our network over a three-year period and to use AGC's network in the region, subject to specified conditions.

  In October and November 2000, AGC completed its initial public offering ("IPO") of common stock for aggregate net proceeds, after deducting underwriting discounts and commissions and costs, of approximately $455,000,000. Concurrent with the IPO, we sold an aggregate of 19% of our 50% economic interest in Hutchison Global Crossing ("HGC") (our joint venture with Hutchison Whampoa Ltd. in Hong Kong) to Microsoft and Softbank, with each receiving a 9.5% interest. Immediately after the sale, all three entities contributed their entire interests in HGC to AGC. Also concurrent with the IPO, we contributed our 49% interest in Global Access Ltd. (our joint venture with Marubeni in Japan) to AGC. Our economic ownership interest in AGC prior to the IPO was 93%. After the IPO and related transactions this interest was reduced to 56.9%. Softbank's economic interest in AGC after these transactions was approximately 15.4%.

Agreements with Certain Stockholders of IPC and IXnet

  On February 22, 2000, we entered into a consent and voting agreement with a number of stockholders of IPC Information Systems, Inc. ("IPC"), including David Walsh, who became an executive officer of the Company after we acquired IPC. Under the consent and voting agreement, these IPC stockholders consented to the adoption of the merger agreement with us. The consent and voting agreement also imposed restrictions on the transfer of IPC shares held by the IPC stockholders prior to the merger and continues to impose restrictions on the transfer of shares of our common stock which the IPC stockholders acquired in the merger. Under these provisions, Mr. Walsh may not transfer more than 62.5% of the Global Crossing shares that he received in the merger (including shares underlying stock options that were vested at that time) until June 14, 2002, nor may he transfer more than 25% of such shares through June 14, 2001. Similar provisions restricting the pledge of shares by the IPC stockholders were eliminated by way of amendment in October 2000.

  Also on February 22, 2000, several senior executives of IPC and its subsidiary, IXnet, Inc. ("IXnet"), including Mr. Walsh, entered into an agreement with us, IPC and IXnet pursuant to which these senior executives agreed to limit the percentage of their unvested options for IPC and IXnet common stock vesting upon the change in control, as defined in the IPC and IXnet option plans, to 50% rather than 100%, in the case of IPC, and 25% rather than 50%, in the case of IXnet. Mr. Walsh also agreed to relinquish vesting with respect to 50% of his fully vested options for IXnet common stock as of the change in control, as defined in the IXnet stock option plan. Under this agreement, one-third of the remaining options of these senior executives will vest on each of the first three anniversaries of the June 14, 2000 closing of the acquisition.

Loans to Executive Officers

  In May 1998, Dan J. Cohrs, an executive officer of the Company, received an interest-free relocation loan in the aggregate principal amount of $250,000. This loan is repayable in full in July 2001.

  In November 2000, Thomas J. Casey, our Chief Executive Officer and a director, received a loan from one of our subsidiaries in the aggregate principal amount of $8,000,000. The loan bears interest at the rate of 6.01% per annum and is secured by a second deed of trust on his residence. The principal of and accrued interest on the loan are due in full in October 2005 or upon the earlier termination of Mr. Casey's employment for cause or due to his voluntary resignation.

  In March 2001, David Walsh, an executive officer of the Company, received a loan in the aggregate principal amount of $1,800,000. The loan bears interest at the rate of 4.75% per annum and is secured by a second mortgage on his residence. The principal of and accrued interest on the loan are repayable in full in March 2002 or upon the earlier termination of Mr. Walsh's employment.

Relationship with Brownstein Hyatt & Farber, P.C.

  Norman Brownstein, a director of the Company, is Chairman of the law firm of Brownstein Hyatt & Farber, P.C. During 2000, Global Crossing paid approximately $900,000 to Brownstein Hyatt & Farber for legal and lobbying services. It is expected that Brownstein Hyatt & Farber will continue to provide such services to the Company throughout 2001, and the firm receives a monthly retainer of $50,000 in that regard. In addition, in his capacity as a consultant, on March 7, 2001, Mr. Brownstein was issued options to purchase 100,000 shares of Global Crossing common stock at an exercise price of $17.15 per share, such options vesting ratably on each of the first three anniversaries of the date of grant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under the federal securities laws, our directors, executive officers and 10% shareholders are required within a prescribed period of time to report to the Securities and Exchange Commission transactions and holdings in Global Crossing's common stock. Based solely on a review of the copies of such forms received by us and on written representations from certain reporting persons that no annual corrective filings were required for those persons, we believe that, during fiscal year 2000 all these filing requirements were timely satisfied.

                                 PROPOSAL NO. 2

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  Under Section 89 of the Companies Act, 1981 of Bermuda, our shareholders have the authority to appoint the independent auditors of the Company and to authorize our Board of Directors to determine the auditors' remuneration. Upon the recommendation of the Audit Committee, the Board of Directors has tentatively selected Arthur Andersen as independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2001. The Board of Directors is asking shareholders to approve such appointment and the authority of the Board to determine the auditors' remuneration.

  Arthur Andersen acted as independent auditors for the year 2000. In connection with its audit of our consolidated financial statements, Arthur Andersen also reviewed certain filings with the SEC. In addition, Arthur Andersen performed certain non-audit services for us and our subsidiaries in 2000. Information pertaining to these non-audit services is included above under the caption "BOARD MEETINGS AND COMMITTEES." A representative of Arthur Andersen is expected to be present at the annual meeting. Such representative will have the opportunity to make a statement, if he or she so desires, and is expected to be available to respond to questions.

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN AND OF THE AUTHORITY OF THE BOARD TO DETERMINE THEIR REMUNERATION.

                                 PROPOSAL NO. 3

          AMENDMENT OF 1998 GLOBAL CROSSING LTD. STOCK INCENTIVE PLAN

  Subject to shareholder approval, on April 11, 2001, the Board of Directors amended the 1998 Global Crossing Ltd. Stock Incentive Plan (the "1998 Plan") to increase the number of shares of our common stock available for issuance thereunder from 111,000,000 to 155,000,000. The Board of Directors is asking shareholders to approve this amendment. Below is a summary of certain important features of the 1998 Plan. This summary is qualified in its entirety by reference to the full text of the 1998 Plan.

  Administration and Participation. The 1998 Plan is administered by the Compensation Committee of the Board of Directors, which may delegate its duties in whole or in part to any subcommittee solely consisting of at least two individuals who are "non-employee" directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986. The 1998 Plan allows the Compensation Committee to make awards of stock options, stock appreciation rights, which can be granted either in conjunction with, or independent of, stock options, and other stock-based awards to any employee, director or consultant who is selected by the Compensation Committee to participate in the 1998 Plan.

  The Compensation Committee has the authority to interpret the 1998 Plan, to establish, amend and rescind any rules and regulations relating to the 1998 Plan and to make any other determinations that the Compensation Committee deems necessary or desirable for the administration of the 1998 Plan. Any decision of the Compensation Committee in the interpretation and administration of the 1998 Plan lies within its sole and absolute discretion and is final, conclusive and binding on all parties concerned, including participants in the 1998 Plan and their beneficiaries or successors.

  Limitations. Prior to the proposed amendment, 111,000,000 shares of our common stock have been authorized for issuance under the 1998 Plan. If the proposed amendment is approved by the shareholders, an additional 44,000,000 shares of our common stock will be authorized under the plan, bringing the aggregate number to 155,000,000 authorized shares. As of April 2, 2001, a total of 12,901,816 shares of our common stock had been issued under the 1998 Plan, 88,698,712 shares were subject to outstanding options granted under the plan and 9,399,472 shares were available for additional stock option grants or other stock-based awards. No award may be granted under the 1998 Plan after July 1, 2008, but awards granted prior to that date may extend beyond that date.

  The maximum number of shares for which stock options and stock appreciation rights may be granted to any one participant during any calendar year is 5,000,000; and the maximum amount of other stock-based awards that are intended to be deductible by us under Section 162(m) of the Internal Revenue Code ("performance-based awards") that may be granted to any one participant during any calendar year is 1,500,000 shares (or $20,000,000 if not expressed in shares). In addition, all awards other than stock options and stock appreciation rights are capped such that the total number of shares that may be granted over the life of the 1998 Plan in respect of such other stock-based awards may not exceed five percent of the total number of shares available under the plan.

  Stock options. Stock options granted under the 1998 Plan may be non-qualified or incentive stock options for federal income tax purposes. The Compensation Committee sets option exercise prices and terms and determines the time at which stock options will be exercisable. However, the term of a stock option may not exceed 10 years and its exercise price may not be less than the fair market value of the shares on the date of grant.

  A stock option that is intended to be an incentive stock option under Section 422 of the Internal Revenue Code may not be granted to any participant who, at the time of the purported grant, owns more than 10% of the total combined voting power of all classes of our capital stock or any of our subsidiaries, unless (1) the option price for such stock option is at least 110% of the fair market value of a share on the date of the grant and (2) the term of that stock option does not exceed the day preceding the fifth anniversary of the grant date.

  Stock appreciation rights. Stock appreciation rights may be granted by the Compensation Committee to participants as a right in conjunction with the number of shares underlying stock options granted to participants under the 1998 Plan or on a stand-alone basis with respect to a number of shares for which a stock option has not been granted. Stock appreciation rights constitute the right to receive payment for each share of the stock appreciation rights exercised in stock or in cash equal to the excess of that share's fair market value on the date of exercise over the exercise price per share, multiplied by the number of shares covered (1) in the case of a stock appreciation right independent of an option, by the stock appreciation right and (2) in the case of a stock appreciation right granted in conjunction with an option, by the option. The Compensation Committee determines the exercise price per share of stock appreciation rights. However, that price may not be less than (1) in the case of a stock appreciation right independent of an option, the fair market value of a share of common stock on the grant date, or (2) in the case of a stock appreciation right granted in conjunction with an option, the exercise price of that option; provided that the exercise price of a stock appreciation right may not in any event be less than the minimum amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. The Compensation Committee may also impose, in its discretion, conditions on the exercisability or transferability of stock appreciation rights.

  The Compensation Committee may also grant limited stock appreciation rights that are exercisable upon the occurrence of special contingent events. Limited stock appreciation rights may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related awards are not exercisable while the limited stock appreciation rights are exercisable.

  Other stock-based awards. The Compensation Committee has the authority to grant other stock-based awards, which may consist of awards of common stock, restricted stock and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of our common stock. Other stock-based awards may be granted on a stand-alone basis or in addition to any other awards granted under the 1998 Plan. The Compensation Committee determines the form of other stock-based awards and the conditions on which they may be dependent, such as the right to receive one or more shares of common stock or the equivalent value in cash upon the completion of a specified period of service or the occurrence of an event or the attainment of performance objectives. The Compensation Committee also determines the participants to whom other stock-based awards may be made, the timing thereof, the number of shares to be awarded, whether such other stock-based awards will be settled in cash, stock or a combination of cash and stock and all other terms of such awards.

  In the event that the Compensation Committee grants other stock-based awards that are intended to be deductible by the Company under Section 162(m) of the Internal Revenue Code ("performance-based awards"), such awards will be determined based on the attainment of written performance goals approved by the Compensation Committee (1) while the outcome for that performance period is substantially uncertain and (2) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals must be based upon one or more of the following criteria:
(i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; and (xviii) return on assets. These criteria may relate to the Company or one or more of our subsidiaries, divisions or units, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, all as the Compensation Committee shall determine. To the degree consistent with Section 162(m) of the Internal Revenue Code, the performance goals may be calculated without regard to extraordinary items. The

Compensation Committee determines whether the applicable performance goals have been met and certifies and ascertains the amount of the performance-based award. If and to the extent permitted by the Compensation Committee and consistent with the provisions of Section 162(m) of the Internal Revenue Code, a participant may elect to defer payment of a performance-based award.

  Miscellaneous. Unless otherwise determined by the Compensation Committee, stock options, stock appreciation rights and other stock-based awards are not transferable or assignable. We shall require the payment of sufficient sums to pay withholding required for federal, state and local taxes or other taxes as a result of the exercise of a stock award. A participant may elect to defer receipt of the shares in respect of which a stock option is exercised pursuant to any deferred compensation plan of the Company which contemplates such deferral.

  In the event of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of stock or other corporate exchange or any distribution to shareholders other than regular cash dividends, the Compensation Committee may, in its sole discretion, make a substitution or adjustment, as the Compensation Committee deems to be equitable, to the number or kind of stock issued or reserved for issuance under the 1998 Plan or pursuant to outstanding awards and the term, including option price, of such awards.

  Except as otherwise provided in a stock award agreement, in the event of a change in control with respect to the Company, the Compensation Committee may, in its sole discretion, accelerate a stock award, cause us to make a cash payment in exchange for a stock award, require the issuance of a substitute stock award or take any other actions it deems necessary or desirable.

  The Board may amend or discontinue the 1998 Plan at any time; provided that, with certain limited exceptions described in the plan, the Board may not increase the total number of shares reserved for issuance under the plan or change the maximum number of shares for which awards may be granted to any one participant without shareholder approval. In addition, no amendment or discontinuation may impair any of the rights or obligations of any participant under any outstanding award without such participant's consent.

  With respect to participants who reside or work outside the United States of America, the Compensation Committee generally has the discretion to amend the terms of the 1998 Plan or awards granted thereunder to conform such terms with the requirements of local law.

  Effectiveness. The 1998 Plan became effective as of July 1, 1998. Subsequent amendments to the plan were approved by the shareholders at the 1999 Annual General Meeting and the 2000 Annual General Meeting. Subject to shareholder approval at the 2001 Annual General Meeting, the Board amended the plan on April 11, 2001 to increase the number of authorized shares to 155,000,000. If this amendment is not approved by the shareholders, the number of authorized shares under the 1998 Plan will remain at 111,000,000.

  Certain income tax consequences. The following is a summary of certain United States federal income tax rules with respect to the 1998 Plan and the awards granted thereunder. This discussion is not intended as tax advice for plan participants.

    Incentive stock options. A participant will not realize any taxable income at the time an incentive stock option is granted or exercised, and we will not receive an income tax deduction at the time of grant or exercise. If a participant does not sell stock acquired upon the exercise of an incentive stock option within (1) two years after the date of the grant or (2) one year after the date of exercise, then a subsequent sale of such stock generally will be taxed as capital gain or loss. If a participant disposes of shares acquired upon the exercise of an incentive stock option within the period set forth in clause (1) or (2) above, then that participant will generally realize ordinary income in an amount equal to the lesser of (a) the gain realized by that participant upon such disposition and (b) the excess of the fair market value of the stock on the date of exercise over the exercise price. In that event, we would generally be entitled to an income tax deduction equal to the amount recognized as ordinary income by the applicable participant.

  Any gain in excess of the amount recognized by the participant as ordinary income would be taxed as short-term or long-term capital gain, depending on the holding period.

    Non-qualified stock options. A participant will not realize taxable income upon the grant of a non-qualified stock option, and we will not receive an income tax deduction at such time. Upon exercise of a non-qualified stock option, the applicable participant will realize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon a subsequent sale of such stock, the participant will recognize short-term or long-term capital gain depending on his or her holding period for the shares. We are generally allowed an income tax deduction at the same time and in the same amount recognized as ordinary income by the participant.

    Stock appreciation rights. Amounts received upon the exercise of a stock appreciation right are taxed as ordinary income when received. We are generally allowed an income tax deduction equal to the amount recognized as ordinary income by the participant.

    Other stock-based awards. Amounts received by the participant upon the grant of other stock-based awards are ordinarily taxed as ordinary income when received. However, if such other stock-based awards consist of property subject to restrictions, the amounts generally will not be taxed until the restrictions lapse or until the participant makes an election under Section 83(b) of the Internal Revenue Code. We are generally allowed an income tax deduction at the same time and in the same amount recognized as ordinary income by the participant.

    Compliance with Section 162(m). The 1998 Plan should allow certain stock options, stock appreciation rights and other stock-based awards to be treated as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee may, from time to time, award compensation that is not deductible under Section 162(m).

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1998 GLOBAL CROSSING LTD. STOCK INCENTIVE PLAN.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

                      REPORT OF THE COMPENSATION COMMITTEE

Compensation Philosophy

  Global Crossing's compensation philosophy is to relate the compensation of Global Crossing's executive officers to measures of company performance that contribute to increased value for Global Crossing's shareholders. To assure that compensation policies are appropriately aligned with the value Global Crossing creates for shareholders, Global Crossing's compensation philosophy for executive officers takes into account the following goals:

  .  enhancing shareholder value;

  . representing a competitive and performance-oriented environment that motivates executive officers to achieve a high level of individual, business unit and corporate results in the business environment in which they operate;

  . relating incentive-based compensation to the performance of each executive officer, as measured by financial and strategic performance goals; and

  .  enabling Global Crossing to attract and retain top quality management.

  The Compensation Committee of the Board of Directors periodically reviews the components of compensation for Global Crossing's executive officers on the basis of this philosophy and periodically evaluates the competitiveness of its executive officer compensation program relative to comparable companies. When the Compensation Committee determines that executive officer compensation adjustments or bonus awards are necessary or appropriate, it makes such modifications as it deems appropriate. However, the Board of Directors has sole authority to modify the compensation of the Chairman, the Co-Chairman and the Chief Executive Officer ("CEO"), although the Compensation Committee makes recommendations to the board in this regard.

  Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of certain annual compensation payments in excess of $1 million to certain of a company's executive officers. It is the objective of the Compensation Committee to administer compensation plans in compliance with the provisions of
Section 162(m) where feasible and where consistent with Global Crossing's compensation philosophy as stated above. At the 2000 Annual General Meeting of Shareholders, the shareholders adopted an annual bonus plan that meets the requirements of Section 162(m). Additionally, the Company has in place a stock incentive plan pursuant to which stock-based incentives may be awarded in compliance with Section 162(m).

Executive Compensation Components

  The major components of compensation for executive officers, including the CEO, are base salary, annual bonuses and stock option grants. Each component of the total executive officer compensation package emphasizes a different aspect of Global Crossing's compensation philosophy.

  . Base Salary. Upon hiring, base salaries for executive officers are initially set by the Compensation Committee (or, in the case of the Chairman, the Co-Chairman and the CEO, by the Board of Directors upon the committee's recommendation) based on recruiting requirements (i.e., market demand), competitive pay practices, individual experience and breadth of knowledge, internal equity considerations and other objective and subjective factors. Increases to base salary are also determined by the Compensation Committee or the Board of Directors, as applicable. Increases are determined primarily on an evaluation of competitive data, the individual's performance and contribution to Global Crossing, and Global Crossing's overall performance. Base salaries are periodically reviewed by the Compensation Committee.

  . Target Annual Bonuses. Global Crossing relies to a large degree on annual bonus compensation to attract, retain and reward executives of outstanding abilities and to motivate them to perform to the full extent of their abilities. Target bonuses for executive officers, including the CEO, are determined on the basis of competitive bonus levels, level of responsibility, ability to influence results on a corporate or business unit level and, on occasion, subjective factors. Target annual bonuses for the Chairman, the Co-Chairman and the CEO are determined by the Board of Directors upon recommendation by the Compensation Committee. Target annual bonuses for other executive officers are determined by the Compensation Committee.

  . Stock Option Grants. The only current long-term incentive opportunity for executive officers, including the CEO, is the award of stock option grants under the 1998 Global Crossing Ltd. Stock Incentive Plan. In contrast to bonuses that are paid for prior year accomplishments, stock option grants represent incentives tied to future stock appreciation. They are intended to provide executive officers with a direct incentive to enhance shareholder value. Options generally vest over a three-year period with a maximum term of ten years. Option grants are awarded at the discretion of the Compensation Committee primarily based on an evaluation of competitive data and the anticipated contribution that the executive officer will make to Global Crossing.

  The Compensation Committee conducts annually a full review of the performance of Global Crossing and its executive officers in assessing compensation levels. The committee considers various qualitative and quantitative indicators of both Global Crossing and the individual performance of its executive officers. This review evaluates Global Crossing's performance both on a short- and long-term basis. The Compensation Committee may consider such quantitative measures as Total Shareholder Return ("TSR"), Return on Shareholder's Equity ("ROSE"), Return on Capital Employed ("ROCE"), revenue growth, and growth in Adjusted EBITDA and other measures of profitability. The committee may also consider qualitative measures such as leadership, experience, strategic direction and overall contribution to Global Crossing. In addition, the committee evaluates compensation in light of the compensation practices of other companies in the telecommunications industry and peer group companies as may be determined by the committee. These companies are used as a reference standard for establishing levels of base salary, bonus and stock options. For 2000, executive officer compensation was targeted at the 75th percentile relative to peer group companies in the telecom industry.

2001 Executive Compensation Review

  The Compensation Committee approved (or, in the case of the Chairman, Co-Chairman and CEO, recommended that the Board of Directors approve) salary increases and 2000 bonus awards for all executive officers. In addition, the committee approved grants of approximately 9,120,000 stock options to executive officers during 2000. Thomas Casey was appointed CEO in October 2000. In determining the salary increase and 2000 bonus award for Mr. Casey, the committee reviewed the performance of Global Crossing against its goals. The 2000 incentive plan was based 50% on cash revenue growth and 50% on EBITDA growth results. During 2000, annual cash revenue was $5.82 billion and recurring adjusted EBITDA was $1.86 billion.

                                          THE COMPENSATION COMMITTEE

                                          Geoffrey J.W. Kent, Chairman
                                          Mark Attanasio

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

  The graph below compares the cumulative total shareholder return on our common stock for the period from August 14, 1998, the initial date of trading of our common stock, to December 31, 2000 with the cumulative total return of the Standard & Poor's 500 Stock Index and the NASDAQ Telecom Index over the same period. The graph assumes $100 invested on August 14, 1998 in our common stock and $100 invested on such date in each of the Standard & Poor's 500 Stock Index and the NASDAQ Telecom Index, with dividends reinvested.


                                    [GRAPH]

                               Stock Performance

        Global Crossing Ltd.    S&P 500 Index   NASDAQ Telecommunications Index
8/14/98         100                  100                     100
12/31/98        237.5                116.33                  125.66
3/31/99         486.84               122.13                  155.18
6/30/99         448.68               130.74                  164.44
9/30/99         278.95               122.57                  156.85
12/31/99        526.32               140.81                  254.92
3/31/2000       430.93               143.01                  276.67
6/30/2000       276.97               140.21                  218.62
9/30/2000       326.32               138.85                  183.3
12/31/2000      150.66               127.99                  116.38

At 12/31/00, a $100 initial investment is worth:

Global Crossing Ltd.     $150.66
S&P 500 Stock Index      $127.99
NASDAQ Telecom Index     $116.38

                           SUMMARY COMPENSATION TABLE

  The table below sets forth information concerning compensation paid to certain executive officers during the last fiscal year.

                                      Annual Compensation                          Long-Term Compensation
                          ------------------------------------------- ------------------------------------------------
                                                           Other      Restricted   Securities
                                                          Annual         Stock     Underlying   LTIP      All Other
                          Year   Salary    Bonus(1)   Compensation(2) Award(s)(3) Options/SARs Payouts Compensation(4)
                          ---- ---------- ----------- --------------- ----------- ------------ ------- ---------------
Gary Winnick............  2000 $  785,833 $ 1,030,000    $ 55,635            --      450,000     --      $     2,070
 Chairman                 1999    169,615     850,000      94,097            --          --      --            1,601
                          1998        --          --          --             --    1,800,000     --              --

Robert Annunziata*......  2000    200,000         --          --             --          --      --        4,405,250
 Former Chief Executive   1999    464,679  11,000,000         --             --    7,500,000     --              --
 Officer

Leo Hindery*............  2000    891,874     500,000     171,176            --    2,000,000     --              --
 Former Chief Executive   1999     41,666         --          --             --      500,000     --              --
 Officer

Thomas Casey*...........  2000  1,056,826   1,133,000         --             --    3,000,000     --              --
 Chief Executive Officer  1999    925,000     625,000         --             --    1,600,000     --              --
                          1998    266,667     533,333         --             --    1,974,867     --              --

Joseph Clayton**........  2000    831,666     951,720      93,476            --      290,000     --       10,528,450
 President and Chief      1999    793,749         --       51,820     $4,978,125   1,250,000     --        5,211,688
 Executive Officer,
 North America

Lodwrick Cook...........  2000    392,916     515,000         --             --      350,000     --            8,192
 Co-Chairman              1999    311,250     315,000         --             --          --      --           11,550
                          1998    233,750     240,000         --             --      900,000     --            5,000

Gary Cohen..............  2000    326,198   2,316,330         --             --    1,130,000     --              --
 President and Chief
 Operating Officer,
 Global Crossing
 Solutions

--------
* Mr. Annunziata was Chief Executive Officer from February 1999 through March 2000. Mr. Hindery was Chief Executive Officer from March 2000 until he was succeeded by Mr. Casey in October 2000.
** Mr. Clayton became an executive officer of Global Crossing on September 28,
   1999 in connection with our merger with Frontier Corporation. Amounts for 1999 include amounts paid by Frontier prior to that date.
(1) The amounts in this column represent annual bonuses for executives. In addition, Mr. Cohen's 2000 bonus amount includes a signing bonus of $1,816,330 and Mr. Annunziata's 1999 bonus amount includes a $10,000,000 signing bonus.
(2) The amounts in this column represent the value of certain perquisites, including imputed income for the personal use of corporate aircraft in an amount equal to $55,635 in 2000 and $94,097 in 1999 for Mr. Winnick; $147,363 in 2000 for Mr. Hindery; and $39,054 in 2000 and $11,780 in 1999
    for Mr. Clayton.
(3) Represents the dollar value of the restricted stock on the date of grant. After giving effect to the accelerated vesting of all restricted shares theretofore held by Mr. Clayton in connection with the September 1999 merger with Frontier Corporation, none of the named executive officers had any restricted stock holdings as of December 31, 2000.
(4) The amounts in this column include matching contributions under defined contribution plans in the amount of $5,250 for Mr. Annunziata in 2000; $28,450 for Mr. Clayton in 2000; and $5,250, $5,000 and $5,000 for Mr. Cook
    in 2000, 1999 and 1998, respectively. Mr. Annunziata's 2000 amount is also comprised of a separation payment of $4,400,000. Mr. Clayton's amounts are also comprised of change in control payments arising out of Global Crossing's merger with Frontier in the amounts of $10,500,000 in 2000 and $5,211,688 in 1999. All of Mr. Winnick's 2000 and 1999 amounts, and $2,942 and $6,550 of Mr. Cook's 2000 and 1999 amounts, respectively, represent the dollar value of life insurance premiums paid by the Company in excess of $50,000 of coverage.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The table below sets forth information concerning stock options granted to certain executive officers during the last fiscal year.

                                                                                   Potential Realizable
                                                                                    Value at Assorted
                                                                                  Annual Rates of Stock
                                                                                  Price Appreciation for
                                            Individual Grants                          Option Term
                        --------------------------------------------------------- ----------------------
                        Number of   % of Total                Market
                        Securities   Options                 Price of
                        Underlying  Granted to                Common
                         Options   Employees in Exercise or  Stock on  Expiration
         Name            Granted   Fiscal Year  Base Price  Grant Date    Date        5%         10%
         ----           ---------- ------------ ----------- ---------- ---------- ---------- -----------
Gary Winnick ..........   450,000      1.26%     $53.6250    $53.6250  02/09/2010 $1,206,563 $ 2,413,125
 Chairman

Robert Annunziata .....       --          0%     $    --     $    --          --  $      --  $       --
 Former CEO

Leo J. Hindery, Jr. ... 2,000,000      5.60%     $54.3750    $54.3750  03/02/2010 $5,437,500 $10,875,000
 Former CEO

Thomas J. Casey........ 1,000,000      2.80%     $29.9062    $29.9062  08/09/2010 $1,495,310 $ 2,990,620
 Vice Chairman and CEO  2,000,000      5.60%     $21.8125    $21.8125  10/11/2010 $2,181,250 $ 4,362,500

Joseph P. Clayton .....   290,000      0.81%     $27.0625    $27.0625  07/10/2010 $  392,406 $   784,813
 President and Chief
 Executive Officer,
 North America

Lodwrick M. Cook ......   350,000      0.98%     $53.6250    $53.6250  02/09/2010 $  938,438 $ 1,876,875
 Co-Chairman

Gary Cohen............. 1,000,000      2.80%     $26.2500    $26.2500  05/06/2010 $1,312,500 $ 2,625,000
 President and Chief      130,000      0.36%     $27.0625    $27.0625  07/10/2010 $  175,906 $   351,813
 Executive Officer,
  Global
 Crossing Solutions

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The table below sets forth information concerning exercises of stock options by certain executive officers during the last fiscal year and the fiscal year-end value of such executive officers' unexercised options.

                                                      Number of Securities
                                                     Underlying Unexercised     Value of Unexercised
                                                             Options            In-The-Money Options
                                                       At Fiscal Year End       At Fiscal Year End(2)
                                                    ------------------------- -------------------------
                                                      No. of       No. of      Value of     Value of
                        Shares Acquired    Value    Exercisable Unexercisable Exercisable Unexercisable
         Name             on Exercise   Realized(1)   Options      Options      Options      Options
         ----           --------------- ----------- ----------- ------------- ----------- -------------
Gary Winnick...........         --      $       --   1,800,000      300,000   $24,259,500   $     --
 Chairman

Robert Annunziata......     500,000     $ 6,879,950  4,938,424          --    $       --    $     --
 Former CEO

Leo J. Hindery, Jr. ...         --      $       --         --           --    $       --    $     --
 Former CEO

Thomas J. Casey........         --      $       --   3,106,666    2,826,666   $16,416,650   $     --
 Vice Chairman & CEO

Joseph P. Clayton......     500,000     $11,224,802  1,556,666    1,123,332   $ 3,304,305   $     --
 President and Chief
 Executive Officer,
 North America

Lodwrick M. Cook.......     119,760     $ 3,612,560    542,480      350,000   $ 7,311,274   $     --
 Co-Chairman

Gary Cohen.............         --      $       --     250,000      880,000   $       --    $     --
 President and Chief
 Operating Officer,
 Global Crossing
 Solutions

--------
(1) Amounts indicated are based upon the difference between the exercise price and the market price on the exercise date.
(2) Amounts indicated are based upon the difference between the exercise price and the closing market price per share of the common stock of $14.3125 on December 31, 2000.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  During 2000, James F. McDonald, Geoffrey J.W. Kent and Douglas McCorkindale served on the Compensation Committee of our Board of Directors. None of these individuals had any relationships with the Company requiring disclosure under Securities and Exchange Commission rules.

                       CERTAIN COMPENSATION ARRANGEMENTS

  The 1998 Global Crossing Ltd. Stock Incentive Plan (the "1998 Plan") provides that, unless otherwise provided in the specific award agreement, upon a "Change in Control," certain awards granted under the 1998 Plan may, in the sole discretion of the Compensation Committee, be deemed to vest immediately. The award agreements generally provide for accelerated vesting upon a Change in Control. A "Change in Control" is defined under the 1998 Plan in general as the occurrence of any of the following: (1) any person or entity, other than certain of our affiliates, becomes the "beneficial owner," as defined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, of securities representing 30% or more of the combined voting power of our then outstanding securities; (2) during any period of 24 months, individuals who at the beginning of such period constituted the Board of Directors and any new director (other than any directors who meet certain exceptions specified in the 1998 Plan) whose election was approved in advance by a vote of at least two-thirds of the directors then still in office cease for any reason to constitute at least a majority of the board; (3) our shareholders approve any transaction pursuant to which we are merged or consolidated with any other company, other than a merger or consolidation which would result in our shareholders immediately prior thereto continuing to own more than 65% of the combined voting power of the voting securities of the surviving entity outstanding after such transaction; or (4) our shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by us of all or substantially all of our assets, other than the liquidation of the Company into a wholly owned subsidiary.

  In January 2000, the Board of Directors authorized us to enter into change in control agreements with our executive officers and certain of our other key executives. These agreements provide for certain benefits upon actual or constructive termination of employment in the event of a "Change in Control" (as defined below). With respect to any of the executive officers named in the Summary Compensation Table above, if, within 24 months of the month in which a Change in Control occurs, his employment is terminated by us (other than for cause or by reason of death or disability), or he terminates employment for "good reason" (generally, an unfavorable change in employment status, compensation or benefits or a required relocation), he shall be entitled to receive (i) a lump sum payment equal to three times the sum of his annual base salary plus guideline bonus opportunity (reduced by any cash severance benefit otherwise paid to the executive under any applicable severance plan or other severance arrangement), (ii) a prorated annual target bonus for the year in which the Change in Control occurs, (iii) continuation of his life and health insurance coverages for three years and (iv) payment of any excise taxes due in respect of the foregoing benefits and of any other payments made to the executive as a result of the Change in Control. The term of each of these agreements will continue through December 31, 2001, after which it will be automatically extended for additional one-year terms subject to termination by either party on one year's prior notice. There is an automatic 24-month extension following any Change in Control. A "Change in Control" generally is deemed to occur if: (1) any person or entity, other than certain of our affiliates, becomes the "beneficial owner" of securities representing 20% or more of the combined voting power of our then outstanding securities; (2) during any period of 24 months, individuals who at the beginning of such period constituted the Board of Directors and any new director (other than any directors who meet certain exceptions specified in the change in control agreement) whose election was approved in advance by a vote of at least two-thirds of the directors then still in office cease for any reason to constitute at least a majority of the board; (3) any transaction is consummated pursuant to which we are merged or consolidated with any other company, other than a merger or consolidation which would result in our shareholders immediately prior thereto continuing to own more than 65% of the combined voting power of the voting securities of the surviving entity outstanding after such transaction; or (4) the Company is completely liquidated or we sell or dispose of all or substantially all of our assets, other than the liquidation of the Company into a wholly owned subsidiary.

  In February 1999, we entered into an employment agreement with Robert Annunziata providing for Mr. Annunziata's employment as Chief Executive Officer of Global Crossing for an initial term of three years. The employment agreement provided for a base annual salary of not less than $500,000 and a target annual bonus of not less than $500,000. In addition, Mr. Annunziata was provided a $10,000,000 signing bonus, subject to partial repayment in certain circumstances, as well as a $5,000,000 full recourse loan facility to be used to purchase shares of Global Crossing common stock to the extent Mr. Annunziata used a like amount of his own funds for such purpose. Mr. Annunziata did not elect to make use of this loan facility. Mr. Annunziata also received stock options to purchase 4,000,000 (after giving effect to the March 9, 1999 stock split) shares of Global Crossing common stock at a split-adjusted exercise price of $19.81 per share. These stock options were to vest in 25% increments starting on February 19, 1999 and on February 22 of each of the first three years of Mr. Annunziata's employment. Under the employment agreement, Mr. Annunziata was given the right, for a period of six months following the initial term of the agreement, to require the Company to purchase from him any shares of the Company's common stock held by him as a result of the exercise of the 4,000,000 stock options at a purchase price equal to $49.625 per share. Pursuant to the employment agreement, Mr. Annunziata also received stock options to purchase an aggregate of 500,000 (post-split) shares of Global Crossing common stock, at a split-adjusted exercise price of $24.81 per share, all of which became vested on Mr. Annunziata's first day of employment. Upon Mr. Annunziata's resignation as CEO on March 2, 2000, we entered into a separation agreement with Mr. Annunziata. Under the separation agreement, all of the then unvested stock options granted under Mr. Annunziata's employment agreement became immediately vested and Mr. Annunziata became entitled to receive a lump sum payment equal to two times his then annual base salary and bonus. The separation agreement also terminated our obligation to purchase any common stock that Mr. Annunziata may acquire upon exercise of his Global Crossing stock options.

  In December 1999, we entered into an employment agreement with Leo J. Hindery, Jr. providing for Mr. Hindery's employment as Chairman and Chief Executive Officer of our former GlobalCenter subsidiary for an initial term of three years. The employment agreement provided for a base annual salary of not less than $500,000 and a guaranteed bonus of not less than $500,000. Mr. Hindery also received stock options to purchase 500,000 shares of Global Crossing common stock at an exercise price of $45 per share. These stock options were to vest 34% on Mr. Hindery's first date of employment and the balance ratably over three years. Pursuant to the employment agreement, Mr. Hindery was also entitled to receive stock options covering 5.5% of the common stock of our former GlobalCenter subsidiary or of a tracking stock designed to reflect the performance of the GlobalCenter business. Such GlobalCenter stock options were to have an aggregate exercise price of $110,000,000 and were to vest 34% immediately and the balance ratably over three years. In March 2000, Mr. Hindery's compensation arrangements were changed to reflect his new responsibilities as Chief Executive Officer of Global Crossing Ltd. At that time, Mr. Hindery's annual base salary was increased to $995,000 and he received an additional 2,000,000 Global Crossing Ltd. stock options having an exercise price of $54.375 per share and vesting ratably over three years. We also agreed to reimburse Mr. Hindery for an apartment in New York City, the rent for which was approximately $20,000 per month. Upon a "change in control" or upon the actual or constructive discharge of Mr. Hindery without "cause" (as defined in Mr. Hindery's agreement), all of his options were to immediately vest in full, and Mr. Hindery was to become entitled to receive his annual base salary and guaranteed bonus through the end of the term of the agreement.

  In September 2000, we entered into a merger agreement pursuant to which our GlobalCenter subsidiary would be merged into a subsidiary of Exodus Communications, Inc. In October 2000, Mr. Hindery resigned from his position as our Chief Executive Officer and we entered into a new agreement with Mr. Hindery which provided that he would continue in his role as Chairman and Chief Executive Officer of GlobalCenter at a base salary of approximately $1,000,000 per year until the closing of the merger between Exodus and GlobalCenter, which occurred on January 10, 2001. Under the new agreement, all 2,500,000 of Mr. Hindery's Global

Crossing stock options were canceled and his GlobalCenter stock options vested upon the closing of the merger with Exodus. Also under the new agreement, after the closing of the merger between Exodus and GlobalCenter, we continue to pay Mr. Hindery an amount equal to $1,000,000 per year for the balance of the term of his original GlobalCenter employment agreement. We also continue to reimburse him for rent on his New York City apartment through October 2002.

  In September 1998, Thomas Casey was hired by Pacific Capital Group, Inc. as its President. At such time, it was agreed among PCG, the Company and Mr. Casey that, in addition to Mr. Casey's role as President of PCG, Mr. Casey would also serve as our Managing Director. In connection with such employment, Mr. Casey received economic rights to 2,000,000 shares of Global Crossing common stock at an effective price of $2.00 per share. Such rights vest in 33% increments on the first day of Mr. Casey's employment and on each of the first and second anniversaries of the first day of Mr. Casey's employment. In connection with Mr. Casey's dual employment, we and PCG established an arrangement whereby each entity would be responsible for a portion of Mr. Casey's salary and long-term compensation based upon the relative amount of time spent by Mr. Casey on matters pertaining to such entity. Initially, 80% of Mr. Casey's salary and long-term compensation was allocated to Global Crossing and 20% of such amounts was allocated to PCG, subject to adjustment and re-allocation on an annual basis. On March 18, 1999, in recognition of the time spent by Mr. Casey on Global Crossing matters to such date and his expected ongoing responsibilities with us, our Board of Directors elected to assume Mr. Casey's employment agreement, including the full amount of Mr. Casey's salary and 1,974,867 shares of Mr. Casey's long-term compensation, with Mr. Casey serving full time in his role with us as Managing Director and Vice Chairman of the Board of Directors.

  In October 2001, the Board of Directors elected Mr. Casey to serve as our Chief Executive Officer. At that time, we entered into a three-year employment agreement with Mr. Casey which provides for a base salary of $1,100,000 per year, a target annual bonus of 100% of his base salary and options to purchase 2,000,000 shares of our common stock at an exercise price of $21.8125 per share. The stock options vest 34% on the date that he was elected Chief Executive Officer and 22% on the first, second and third anniversaries of that date. All the options granted to him will become fully vested if he is terminated without cause or upon his death or disability. One of our subsidiaries made an $8,000,000 loan to Mr. Casey, secured by a second deed of trust on his residence. The loan accrues interest at the rate of 6.01% per year and is due in full on October 5, 2005.

  In April 2000, we entered into an employment term sheet with Gary Cohen. The term sheet provides for a base salary of $500,000 per year and a target annual bonus equal to 100% of his base salary. Mr. Cohen received a $1,816,330 signing bonus and options to purchase 1,000,000 shares of our common stock at an exercise price of $26.25 per share. Mr. Cohen's options vest 25% on his employment start date and 25% on the first, second and third anniversaries of his employment start date. In the event that Mr. Cohen is terminated without cause or resigns for good reason, he will be entitled to receive an amount not more than two times his annual base salary and target bonus.

                       COMPENSATION OF OUTSIDE DIRECTORS

  Each director who is not an employee of the Company and its subsidiaries receives cash compensation of $2,500 for each meeting of the Board of Directors attended and $1,500 for each attended meeting of a committee of the board of which he or she is a member. In addition, each non-employee chairman of a board committee also receives an annual retainer of $5,000. During 2000, each non-employee director commencing service on the board received options to purchase 120,000 shares of our common stock at an exercise price equal to the fair market value of the common stock on the date of grant. Each such option has a term of 10 years, became exercisable immediately with respect to the first 30,000 shares, and will become exercisable with respect to the remaining 90,000 shares in two equal installments on each of the first and second anniversaries of the date of grant, in each case so long as such director continues to be a director of the Company on such date.

                   SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

  All proposals of shareholders who wish to bring business before our 2002 Annual General Meeting of Shareholders must be received by us at our principal executive offices at Wessex House, 45 Reid Street, Hamilton HM12 Bermuda, not later than December 28, 2001, for inclusion in our proxy statement and form of proxy relating to such annual meeting. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

  Under the Companies Act (Bermuda), any shareholders who represent not less than 5% of the total voting power of shareholders having the right to vote at the meeting or who are 100 or more in number may requisition any resolution which may properly be moved at an annual shareholders' meeting. A shareholder wishing to move a resolution at an annual meeting is generally required to give us notice of the resolution at our registered office at least six weeks before the meeting. Any such proposal must also comply with the other provisions contained in our bye-laws relating to shareholder proposals.

  Pursuant to our bye-laws, for a shareholder to nominate a director for election at the 2002 Annual General Meeting of Shareholders, a notice executed by that shareholder (not being the person to be proposed) must be received by the Secretary of the Company not later than December 28, 2001 stating the intention of that shareholder to propose such person for appointment and setting forth as to each person whom the shareholder proposes to nominate for election (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class, series and number of shares of our capital stock which are beneficially owned by such person, (iv) particulars which would, if such person were so appointed, be required to be included in our register of directors and officers and (v) all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the rules and regulations of the Securities and Exchange Commission under
Section 14 of the Securities Exchange Act of 1934, as amended, together with notice executed by such person of his or her willingness to serve as a director if so elected.

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." You may also visit us at "http://www.globalcrossing.com."

April 27, 2001

                                                                         Annex A

                               BOARD OF DIRECTORS

                            Audit Committee Charter

Membership

  The Audit Committee shall be comprised of not less than three nor more than seven Directors, as appointed by the Board. Each Committee member shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

Meetings

  Meetings of the Committee shall be held on a regularly scheduled basis, with special meetings to be held as needed. The Committee should periodically meet with management, the Director of Internal Audit, and the external auditor in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed separately. The Committee shall report to the Board on its activities on a regular and current basis. The Committee shall review the adequacy of this charter at lease annually and propose changes to the Board, if appropriate.

Functions

  The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities relating to financial information that will be provided to the Shareholders and others, the Company's systems of internal controls, and the audit process. In fulfilling this purpose, the Committee performs the following functions:

Financial Information

  . Reviews the Company's audited financial statements and oversees the Company's financial reporting process, specifically concerning itself with significant accounting and reporting issues such as (1) significant changes in accounting principles, (2) explanations for significant accounting reserves, accruals and estimates, and (3) the existence of significant transactions not made in the ordinary course of business.

  . Inquires regarding areas of disagreement between management and the external auditors on auditing or accounting matters and whether a second opinion was sought by management.

  . Reviews the impact on the financial statements of material transactions, contracts and contingencies.

Internal Controls

  . Reviews with external and any internal auditors the adequacy of the Company's financial, operational and technological internal controls and risk management activities.

  . Reviews the status of compliance with laws, regulations, and internal procedures and the scope and status of the Company's systems designed to ensure such compliance.

  . Reviews contingent liabilities (including legal proceedings and tax status) and legislative and regulatory developments that could materially impact the Company.

  . Conducts a periodic review of all material transactions with related parties.

  . Conducts a periodic review of the results of management's efforts to monitor compliance with the Company's code of conduct.

Audit Process and Function

  . Recommends the appointment of the external auditor by the Board after reviewing (1) the proposed firm's intended audit scope and fees and (2) matters impacting the firm's independence from the Company, including management's plans for using non-audit services.

  . Oversees audit work by (1) instructing the external auditor that the auditor is ultimately accountable to the Board of Directors and the Audit Committee as representatives of the Shareholders and that these Shareholder representatives have the ultimate authority to select, evaluate and, where appropriate, replace the external auditor, (2) reviewing a formal written statement prepared by the external auditor delineating all relationships between the auditor and the Company, (3) discussing with the external auditor any relationships that may impact the objectivity and independence of the auditor and taking, or recommending that the full Board take, appropriate action to ensure such independence, (4) reviewing internal and external audit plans and objectives and the degree of coordination between them, and (5) ensuring that the internal auditors have appropriate resources and operate in an independent manner.

  . Reviews significant findings of all audits performed by the external and internal auditors.

Outside Consultants and Delegation

  The Committee may retain, at the Company's expense, such consultants, counsel or other third party experts as it may deem advisable to assist the Committee in the independent discharge of its responsibilities. To the extent permitted under applicable law, the Committee may delegate to management such responsibility for the discharge of its responsibilities as the Committee deems appropriate.

                                                                  SKU-4970-PS-01

                                                                      Appendix 1

                           1998 GLOBAL CROSSING LTD.
                             STOCK INCENTIVE PLAN
                   Amended and Restated as of April 11, 2001
                   -----------------------------------------

1.   Purpose of the Plan

     The purpose of the Plan is to aid the Company and its Subsidiaries in recruiting and retaining key individuals of outstanding ability and to motivate such individuals to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key individuals will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.   Definitions

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)  Act: The Securities Exchange Act of 1934, as amended, or any successor
     ---
     thereto.

(b)  Award: An Option, Stock Appreciation Right or Other Stock-Based Award
     -----
     granted pursuant to the Plan.

(c)  Beneficial Owner: A "beneficial owner", as such term is defined in Rule
     ----------------
     13d-3 under the Act (or any successor rule thereto).

(d)  Board:  The Board of Directors of the Company.
     -----

(e)  Change in Control: The occurrence of any of the following events:
     -----------------

     (i) any Person (other than a Person holding securities representing 10% or more of the combined voting power of the Company's outstanding securities as of the Effective Date, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, (a) in excess of the interest in the Company held by the shareholders of the Company as of the Effective Date (or their heirs or distributors by will or the laws of descent and distribution) and (b) representing 30% or more of the combined voting power of the Company's then-outstanding securities;

     (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(e)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or
           (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

     (iii) the shareholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

     (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a liquidation of the Company into a wholly-owned subsidiary.

(f)  Code: The Internal Revenue Code of 1986, as amended, or any successor
     ----
     thereto.

(g)  Committee: The Compensation Committee of the Board.
     ----------

(h)  Company: Global Crossing Ltd.
     -------

(i)  Disability: Inability to engage in any substantial gainful activity by
     ----------
     reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

(j)  Effective Date: July 1, 1998.
     --------------

(k)  Fair Market Value: on a given date, the closing price of the Shares as
     -----------------
     reported on such date on the Composite Tape of the principal national securities exchange on which such

     Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the per Share closing bid price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

(l)  ISO: An Option that is also an incentive stock option granted pursuant to
     ---
     Section 6(d) of the Plan.

(m)  LSAR: A limited stock appreciation right granted pursuant to Section 7(d)
     ----
     of the Plan.

(n)  Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.
     ------------------------

(o)  Option: A stock option granted pursuant to Section 6 of the Plan.
     ------

(p)  Option Price: The purchase price per Share of an Option, as determined
     ------------
     pursuant to Section 6(a) of the Plan.

(q)  Participant: An individual who is selected by the Committee to participate
     -----------
     in the Plan; provided that such individual must be a common law employee of the Company or any of its Subsidiaries, a member of the Board, or a consultant who performs bona fide services for the Company or any of its Subsidiaries.

(r)  Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant
     ------------------------
     to Section 8(b) of the Plan.

(s)  Person: A "person", as such term is used for purposes of Section 13(d) or
     ------
     14(d) of the Act (or any successor section thereto).

(t)  Plan: The 1998 Global Crossing Ltd. Stock Incentive Plan.
     ----

(u)  Shares: Common Shares of the Company, par value $0.01 per Share.
     ------

(v)  Stock Appreciation Right: A stock appreciation right granted pursuant to
     ------------------------
     Section 7 of the Plan.

(w)  Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the
     ----------
     Code (or any successor section thereto).

3.   Shares Subject to the Plan

     The total number of Shares that may be issued under the Plan is 155,000,000. The maximum number of Shares for which Options and Stock Appreciation Rights may be granted during a calendar year to any Participant shall be 5,000,000. The maximum number of Shares for which Other Stock-Based Awards may be granted over the life of the Plan shall be five percent (5%) of the total number of Shares that may be issued under the Plan. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4.   Administration

     The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or
(b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

5.   Limitations

     No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.   Terms and Conditions of Options

     Options granted under the Plan shall be, as determined by the Committee, nonqualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)  Option Price. The Option Price per Share shall be determined by the
     ------------
     Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)  Exercisability. Options granted under the Plan shall be exercisable at such
     --------------
     time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)  Exercise of Options. Except as otherwise provided in the Plan or in an
     -------------------
     Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of
     Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses
     (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles); (iii) partly in cash and partly in such Shares; or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option price for the shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan. If and to the extent permitted by the Committee, a Participant may elect to defer receipt of the Shares in respect of which an Option is exercised pursuant to any deferred compensation plan of the Company which contemplates such deferral.

(d)  ISOs. The Committee may grant Options under the Plan that are intended to
     ----
     be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and
     (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

(e)  Attestation.  Wherever in this Plan or any agreement evidencing an Award a
     -----------
     Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7.   Terms and Conditions of Stock Appreciation Rights

(a)  Grants. The Committee also may grant (i) a Stock Appreciation Right
     ------
     independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)  Terms. The exercise price per Share of a Stock Appreciation Right shall be
     -----
     an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)  Limitations. The Committee may impose, in its discretion, such conditions
     -----------
     upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d)  Limited Stock Appreciation Rights. The Committee may grant LSARs that are
     ---------------------------------
     exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

8.   Other Stock-Based Awards

(a)  Generally. The Committee, in its sole discretion, may grant Awards of
     ---------
     Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)  Performance-Based Awards. Notwithstanding anything to the contrary herein,
     ------------------------
     certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management;
     (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with
     Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be (x) with respect to Performance-Based Awards that are granted in shares, 1,500,000 shares and (y) with respect to Performance-Based Awards that are not granted in shares, $20,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance- Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

9.   Adjustments Upon Certain Events

     Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)  Generally. In the event of any change in the outstanding Shares after the
     ---------
     Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transactions similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

(b)  Change in Control.  Except as otherwise provided in an Award agreement, in
     -----------------
     the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

10.  No Right to Employment or Awards

     The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment or service or consulting relationship of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.  Successors and Assigns

     The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12.  Nontransferability of Awards

     Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.  Amendments or Termination

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the
                            --------  -------
Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 9(b) of the Plan after the occurrence of a Change in Control.

14.  International Participants

     With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of

Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

15.  Choice of Law

     The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

16.  Effectiveness of the Plan

     The Plan shall be effective as of the Effective Date. The Plan, as amended and restated on June 18, 1999, became effective as of such later date after having been approved by shareholders at the 1999 Annual General Meeting. The Plan, as amended and restated as of December 7, 1999 and May 1, 2000, became effective as of such later dates after having been approved by shareholders at the 2000 Annual General Meeting. The Plan, as amended and restated as of April 11, 2001, shall be effective as of such later date, subject to the approval of the shareholders of the Company.

                                  DETACH HERE

                                     PROXY

                             GLOBAL CROSSING LTD.

               Proxy for Annual General Meeting of Shareholders

                                 June 13, 2001

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary Winnick and Lodwrick M. Cook, and each of them, with power of substitution, as proxies at the annual meeting of shareholders of GLOBAL CROSSING LTD. to be held on June 13, 2001, and at any adjournment thereof, and to vote shares of stock of the company which the undersigned would be entitled to vote if personally present.

This proxy will be voted as directed with respect to the proposals referred to in Items 1 through 3 on the reverse side, but in the absence of such direction this proxy will be voted FOR the election of all nominees for director listed on the reverse side, and FOR the proposals referred to in Items 2 and 3.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

-----------                                                    -----------
SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
    SIDE                                                           SIDE
-----------                                                    -----------

[LOGO] Global Crossing(TM)
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398


ZGCL5A

                                  DETACH HERE

[X] Please mark
    votes as in
    this example.


The Board of Directors recommends a vote FOR proposals 1 through 3.
                                                                                                              FOR  AGAINST ABSTAIN
1. Election of Directors.                                              2. Proposal to appoint Arthur Andersen  [ ]    [ ]     [ ]
   Nominees: (01) Lodwrick M. Cook, (02) Eric Hippeau, and                as independent auditors for 2001
             (03) Geoffrey J. W. Kent                                     and approve the authority of the
          FOR                    WITHHELD                                 Board of Directors to determine their
          ALL   [ ]         [ ]  FOR ALL                                  remuneration.
        NOMINEES                 Nominees
                                                                                                              FOR  AGAINST ABSTAIN
[ ] _______________________________________                            3. Proposal to amend the 1998 Global   [ ]    [ ]     [ ]
    For all nominees except as noted above                                Crossing Ltd. Stock Incentive Plan.


                                                                       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                                                                       Please sign exactly as your name(s) appear(s) on this proxy card. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.


Signature:______________________________Date:_____________________ Signature:_______________________ Date:___________________